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ALL AMERICAN SEMICONDUCTOR, INC. AND SUBSIDIARIES                                                      EXHIBIT 11.1

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

YEARS ENDED DECEMBER 31                                                    1998              1997              1996
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BASIC EARNINGS (LOSS) PER SHARE:

Net Income (Loss)............................................   $       831,000   $     3,250,000  $     (9,920,000)
                                                                ===============   ===============  ================

Weighted Average Shares Outstanding..........................        19,685,106        19,672,559        19,742,849
                                                                ===============   ===============  ================

Basic Earnings (Loss) Per Share..............................            $  .04            $  .17           $  (.50)
                                                                         ======            ======           =======

DILUTED EARNINGS (LOSS) PER SHARE:

Net Income (Loss)............................................   $       831,000   $     3,250,000  $     (9,920,000)
                                                                ===============   ===============  ================

Weighted Average and Dilutive Shares:
  Weighted average shares outstanding........................        19,685,106        19,672,559        19,742,849
  Dilutive shares............................................           308,903           112,278           362,912
                                                                ---------------   ---------------  ----------------
                                                                     19,994,009        19,784,837        20,105,761
                                                                ===============   ===============  ================

Diluted Earnings (Loss) Per Share............................            $  .04            $  .16           $ (.49)
                                                                         ======            ======           ======
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